Exhibit 10.12

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on December 28, 2018 in Beijing, the People’s Republic of China (“China” or the “PRC”, for the purposes of this Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region of the People’s Republic of China).

Party A:            Beike Jinke (Tianjin) Technology Co., Ltd.

Legal representative: FAN Zhuopeng

Party B:            Beijing Boheng Taihe Advertising Co. Ltd.

Legal representative: ZUO Hui

In this Agreement, each of Party A and Party B shall be hereinafter referred to as a “Party” individually, and as the “Parties” collectively.

Whereas,

(1)                                 Party A is a wholly foreign-owned enterprise established in China, and has resources necessary for providing technical and consulting services;

(2)                                 Party B is a company established in China with exclusive domestic capital and as legally approved by the relevant PRC government authorities, is permitted to engage in financial services business. The businesses conducted by Party B currently and at any time during the term of this Agreement are collectively referred to as the “Principal Business”;

(3)                                 Party A is willing to provide Party B with technical support, consultation and other services on an exclusive basis in relation to the Principal Business during the term of this Agreement, utilizing its advantages in technology, team, and information, and Party B is willing to accept such services provided by Party A or Party A’s designee(s), each on the terms set forth herein.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

Section 1                Services Provided by Party A

1.1                              Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with comprehensive technical support, consulting services and other services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, including but not limited to the following:

(1)                                 Licensing Party B to use the related software legally owned by Party A;

(2)                                 Development, maintenance and updating of related application software necessary for Party B’s business;

(3)                                Design, installation, daily management, maintenance and updating of network systems, hardware equipment and database;

(4)                                 Technical support and training for employees of Party B;

(5)                                Assisting Party B in consulting, collection and research of technology and market information (excluding market research business that wholly foreign-owned enterprises are prohibited from conducting under PRC law);

(6)                                 Providing business and management consultation for Party B;

(7)                                 Providing marketing and promotional services for Party B;

(8)                                 Provide customer order management and customer services for Party B;

(9)                                 Transfer, leasing and disposal of equipment or properties; and

(10)                         Other related services requested by Party B from time to time to the extent permitted under PRC law.

1.2                              Party B agrees to accept all the services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar services provided by any third party and shall not establish similar corporation relationships with any third party regarding the matters contemplated by this Agreement. Both Parties agree that Party A may appoint or designate other parties to provide Party B with the services under this Agreement (the designated parties may enter into certain agreements as described in Section 1.5 with Party B).

1.3                              Party A shall be entitled to inspect the accounts of Party B either on regularly basis or from time to time, and Party B shall ensure accurate and timely account recording and provide Party A with its accounts at the request of Party A. During the validity term of this Agreement and subject to any applicable laws, Party B agrees to cooperate with Party A and its shareholders (including, direct or indirect shareholders) to audit the Party B’s accounts (including, without limitation, audit of related-party transactions and other aspects), to provide Party A, its shareholders and/or the auditors appointed by Party A with related information and data concerning the operation, business, clients, finance and employees of Party B and Party B’s subsidiaries, and agrees that Party A’s shareholders may disclose such information and data to satisfy its listed securities regulatory requirements. The Parties agree that, during the validity term of this Agreement, Party A shall be entitled to consolidate the financial results of Party B into that of Party A in accordance with applicable accounting standards as if Party B was a wholly owned subsidiary of Party A. However, Party A shall not bear any legal liabilities for any debts or other obligations or risks of Party B.

1.4                              If Party B goes into liquidation or dissolution for any reason, to the extent permitted by the PRC laws, Party B shall form a liquidation team comprising members recommended by Party A to manage the properties of Party B and its subsidiaries. In such case, notwithstanding the enforceability of this Agreement, Party B agrees that it shall deliver all liquidated assets of Party B to Party A in accordance with PRC laws and regulations.

1.5                               Service Providing Methodology

1.5.1                    Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into further service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, methods, personnel, and fees for the specific services.

1.5.2                    To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into equipment or property lease agreements with Party A or any other party designated by Party A which shall permit Party B to use Party A’s relevant equipment or property based on the business needs of Party B.

1.5.3                    Party B hereby grants to Party A an irrevocable and exclusive option to purchase from Party B, at Party A’s sole discretion, any or all of the assets and business of Party B, to the extent permitted under PRC law, and at the lowest purchase price permitted by PRC law.  The Parties shall then enter into a separate assets or business transfer agreement, specifying the terms and conditions of the transfer of the assets.

Section 2                The Calculation and Payment of the Service Fees

2.1                              The service fees under this Agreement shall be the balance of the 100% gross consolidated profits of Party B for any financial year after offsetting the accumulated losses (if any) of Party B and its subsidiaries for the preceding financial years and deducting the working capital, expenses, taxes and other statutory contributions required for any financial year. Notwithstanding the foregoing, Party A may, at its sole discretion, adjust the scope and amount of the service fees based upon the PRC tax regulations and taxation practice and with reference to the working capital needs of Party B. Party B shall accept such adjustment.

2.2                              Party A shall calculate the service fees on annual basis and issue the corresponding invoice to Party B. Party B shall pay the service fees to the bank account designated by Party A within 10 business days after the receipt of such invoice, and deliver the copy of the payment certificate to Party A by fax or email within 10 business days after the payment. Party A shall provide Party B with receipt of payment within 10 business days after receipt of the service fees. Notwithstanding the foregoing, Party A may adjust the schedule and method of the payment of service fees at its own discretion, and Party B shall accept such adjustment.

Section 3                Intellectual Property Rights and Confidentiality Clauses

3.1                              Party A shall have sole and exclusive ownership, rights and interests in any and all intellectual properties or intangible assets arising out of or created or developed during the performance of this Agreement by both Parties, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others (to the extent not prohibited by the PRC laws).  Unless expressly authorized by Party A, Party B is not entitled to any rights or interests in any intellectual property rights of Party A which are used by Party A in providing the services pursuant to this Agreement.  Party B shall execute all appropriate documents, take all appropriate actions, submit all documents and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A at its sole discretion, for the purposes of vesting the ownership, right or interest of any such intellectual property rights and intangible assets in Party A, and/or perfecting the protections of any such intellectual property rights and intangible assets for Party A (including but not limited to registering such intellectual property rights and intangible assets under Party A’s name).

3.2                              The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third party, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

Section 4                Representations and Warranties

4.1                              Party A hereby represents, warrants and covenants as follows:

4.1.1                    Party A is a wholly foreign-owned enterprise legally established and validly existing in accordance with the laws of China; Party A or the service providers designated by Party A will obtain all government permits and licenses necessary for providing the service under this Agreement before providing such services.

4.1.2                    Party A has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement.  Party A’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation.

4.1.3                    This Agreement constitutes Party A’s legal, valid and binding obligations, enforceable against it in accordance with its terms.

4.2                              Party B hereby represents, warrants and covenants as follows:

4.2.1                    Party B is a company legally established and validly existing in accordance with the laws of China.

4.2.2                    Party B has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement. Party B’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation.

4.2.3                    This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it in accordance with its terms.

Section 5                Term of Agreement

5.1                              This Agreement shall be established as of the date when it is duly sealed by both Parties and shall become effective on the date (subject to the date indicated in the business license) of completion of industrial and commercial registration relating to the capital decrease as approved by Party B’s shareholders’ resolution on the same date hereof. This Agreement shall remain effective permanently unless expressly provided hereof or agreed by Party A in writing.

5.2                              During the term of this Agreement, each Party shall renew its operation term upon the expiration thereof, so as to enable this Agreement to remain effective.  This Agreement shall be terminated upon the expiration of the operation term of a Party if the application for the renewal of its operation term is not approved or permitted by the competent government authorities.

5.3                              The rights and obligations of the Parties under Sections 3, 6, 7 and this Section 5.3 shall survive the termination of this Agreement.

Section 6                Governing Law and Resolution of Disputes

6.1                             The execution, effectiveness, interpretation, performance of this Agreement and the resolution of disputes hereunder shall be governed by and interpreted in accordance with the laws of China.

6.2                             In the event of occurrence of any dispute arising from or with respect to the performance of this Agreement, either Party may submit such dispute to the Beijing Arbitration Commission for arbitration in Beijing in accordance with the arbitration procedures and rules of such arbitration commission effective at that time. The arbitration tribunal shall consist of three arbitrators appointed in accordance with arbitration rules, among which one is appointed by applicant of the arbitration, one is appointed by the respondent of the arbitration, and the third one is jointly appointed by the first two arbitrators through consultations or by Beijing Arbitration Commission. The arbitration shall be conducted in a confidential manner. The language of arbitration shall be Chinese. The arbitral award shall be final and binding upon both Parties. Where appropriate, the arbitration tribunal or the arbitrators may, in accordance with the dispute resolution provisions and/or the applicable PRC laws, adjudicate indemnification or injunctive relief (including, without limitation, for the need of the conduct of the business or the compulsory transfer of assets) against the equity interests, assets, property interests or land assets of Party B and its subsidiaries or adjudicate the winding up of Party B and its subsidiaries. In addition, in the period of composition of the arbitral tribunal or if it is appropriate, upon the request of a Party of the dispute, a court of competent jurisdiction, including a PRC court, shall be entitled to impose an interim injunction or other interim relief in aid of the arbitration, and in addition to the PRC courts, the courts of Hong Kong, the courts of  Cayman Islands and the courts of where the major assets of Party B and/or its subsidiaries are located shall also be deemed to have jurisdiction for such above purpose.

6.3                             During the arbitration period, the Parties shall continue to exercise their respective rights and continue to perform their respective obligations under this Agreement, except for the part under dispute and submitted for arbitration.

Section 7                Breach of Agreement and Indemnification

7.1                              If Party B materially breaches any provision under this Agreement, Party A is entitled to (1) terminate this Agreement and require Party B to compensate all the losses; or (2) require specific performance of the obligations of Party B under this Agreement and require Party B to compensate all the losses.  This Section 7.1 shall not prejudice any other rights of Party A under this Agreement.

7.2                              Unless otherwise required by the applicable laws, Party B shall not terminate this Agreement in any event.

7.3                              Party B shall indemnify Party A and hold Party A harmless from any losses, damages, obligations or expenses caused by any lawsuit, requests or other demands raised against Party A arising from or caused by the services provided by Party A to Party B pursuant this Agreement, except where such losses, damages, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

Section 8                Force Majeure

8.1                              In the case of any force majeure events (“Force Majeure”) such as earthquakes, typhoons, floods, fires, flu, wars, strikes or any other events that cannot be predicted and are unpreventable and unavoidable by the affected Party, which directly causes the failure of either Party to perform or fully perform this Agreement, the Party affected by such Force Majeure shall not be liable for such failure in performance, partial performance.  However, the Party affected by such Force Majeure shall give the other Party written notices without any delay, and shall provide details evidencing such event within 15 days after sending out such notice, explaining the reasons for such failure in performance, partial performance or delay in performance.

8.2                              If such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from the non-performance of its obligations hereunder.  The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured.  Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

8.3                              In the event of Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

Section 9                Notices

9.1                              All notices and other communications required to be given or otherwise made pursuant to this Agreement shall be delivered personally, or sent by registered mail, prepaid postage, a commercial courier service or facsimile transmission to the receiving Party with an additional copy delivered via email.   The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1                    Notices given by personal delivery (including express services) shall be deemed effectively given on the date of signed receipt;

9.1.2                    Notices given by registered mail with postage prepaid shall be deemed effectively given on the fifteenth day following the date indicated on the return receipt;

9.1.3                    Notices given by facsimile transmission shall be deemed effectively given on the date as recorded in the fax. If such facsimile is delivered after 5 p.m. or on a non-business day, the notice shall be deemed to be effectively given on the next business day.

9.2                              For the purpose of notices, the addresses of the Parties are as follows:

Party A: Beike Jinke (Tianjin) Technology Co., Ltd.

Mailing Address: Building 1, Yard 9, Jiuxianqiao East Road, Chaoyang

District, Beijing

Tel.: ***********(WANG Qingsong); *********** (GUO Shanshan)

Email: ***********; ***********

Contact person: WANG Qingsong; GUO Shanshan

Party B: Beijing Boheng Taihe Advertising Co. Ltd.

Mailing Address: Building 1, Yard 9, Jiuxianqiao East Road, Chaoyang

District, Beijing

Tel.: *********** (WANG Qingsong); *********** (GUO Shanshan)

Email: ***********; ***********

Contact person: WANG Qingsong; GUO Shanshan

9.3                              Any Party may change its address for notices by a notice delivered to the other Party in accordance with the terms of this Section.

Section 10         Assignment

10.1                       Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2                       Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party and in case of such assignment, Party A is only required to give written notice to Party B and does not need any consent from Party B for such assignment.

Section 11         Miscellaneous

11.1                       In the event that one or several of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect.  The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.2                       This Agreement may be amended or supplemented by a written agreement executed by both Parties.  Any amendment agreement and supplementary agreement duly executed by the Parties hereto with regard to this Agreement shall constitute an integral part of this Agreement, and shall have equal legal validity as this Agreement.

11.3                       The Agreement shall be executed in two copies, with each Party holding one copy.

[The reminder of this page is intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement on the date first mentioned above, which shall take effects in accordance with provisions hereof.

Beike Jinke (Tianjin) Technology Co., Ltd. (Seal)

By:	/s/ FAN Zhuopeng
Name:	FAN Zhuopeng
Title:	Legal Representative

Signature Page to Exclusive Business Cooperation Agreement

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement on the date first mentioned above, which shall take effects in accordance with provisions hereof.

Beijing Boheng Taihe Advertising Co. Ltd. (Seal)

By:	/s/ ZUO Hui
Name:	ZUO Hui
Title:	Legal Representative

Signature Page to Exclusive Business Cooperation Agreement